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                                                                    EXHIBIT 23.5



[Kleiman, Carney & Greenbaum, P.C. letterhead]




May 29, 1997




                           Consent of Independent Auditors


We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated January 19, 1996, February 2, 1996 and May 30, 1996, with respect to the financial statements of Wolpin Broadcasting Company incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Children's Broadcasting Corporation for the registration of shares of its common stock.

                                                  Very truly yours,

                                                  KLEIMAN, CARNEY & GREENBAUM



                                                  /s/ MARK CARNEY
                                                  ------------------------------
                                                  MARK CARNEY
                                                  Certified Public Accountant

Farmington Hills, Michigan
May 29, 1997